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                                                                    EXHIBIT 99.1

                                                            [SPECTRANETICS LOGO]

FOR IMMEDIATE RELEASE


MEDIA AND INVESTOR CONTACT:
Mike Pascale/Patrick Linehan / 212-371-5999
Ian Campbell/James Lucas / 213-630-6550 / 719-442-2552
The Abernathy MacGregor Group, Inc.


               SPECTRANETICS DEFERS ANNUAL MEETING OF STOCKHOLDERS

COLORADO SPRINGS, COLO., MAY 15, 2002 - The Spectranetics Corporation (NASDAQ:
SPNC) today announced that its Annual Meeting of Stockholders has been deferred from its originally scheduled date of June 4, 2002. A new date for an annual meeting and a new record date for stockholders to vote at the meeting will be established and announced by the Company at a future date.

As previously announced on May 10, Spectranetics' Board of Directors appointed Emile Geisenheimer, its Chairman of the Board, as acting chief executive officer to replace Joseph A. Largey. Paul C. Samek also was removed as the Company's chief financial officer. Spectranetics' Board has retained the executive search firm of Heidrick & Struggles to assist in recruiting a permanent chief executive officer.

The Company said that deferring the annual meeting will give Spectranetics' stockholders more time to fully consider recent developments. The Board intends to present to stockholders its strategy to enhance stockholder value by achieving profitable growth. The Board is taking steps to ensure a smooth management transition and to expedite its search for a permanent chief executive officer.

Spectranetics is a medical device Company that develops, manufactures and markets a proprietary excimer laser system and related accessory products for use in minimally invasive surgical procedures within the cardiovascular system. The Company's CVX-300(R) excimer laser is the only system approved by the Food and Drug Administration (FDA) for multiple cardiovascular procedures, including coronary atherectomy and the removal of problematic pacemaker and defibrillator leads. The Company is currently conducting two investigational trials designed to obtain FDA approval to market products in the United States for additional applications. The LACI (Laser Angioplasty for Critical Ischemia) trial tests laser atherectomy to improve circulation to the lower leg. The PELA (Peripheral Excimer Laser Angioplasty) trial deals with blockages in arteries in the upper leg. Nearly all of the Company's FDA-approved and investigational applications have received Communautes Europeennes (CE) mark registration for marketing within Europe. Spectranetics received regulatory approval from the Japanese Ministry of Health and Welfare to market its laser and various sizes of its Extreme(R) and Vitesse(R) C coronary catheters in Japan in October of 2001, and is currently pursuing reimbursement approval there.


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Additional Information: The Company has previously mailed its Proxy Statement to stockholders for its 2002 Annual Meeting. The Company will file with the SEC and mail to stockholders a supplement to its Proxy Statement. Additional copies of the proxy materials may be obtained from Mackenzie Partners, Inc., the proxy solicitor for the Company, by telephone at 800-322-2885 or by email at proxy@mackenziepartners.com. Copies may also be obtained from the SEC by accessing the files for the Company at the SEC Web site at www.sec.gov or by writing to the Company at 96 Talamine Court, Colorado Springs, CO 80907,
Attention: acting chief executive officer. The participants in this solicitation on behalf of the Company are: Emile Geisenheimer, Cornelius Bond, Jr., R. John Fletcher, Joseph M. Ruggio and John G. Schulte. Collectively these individuals beneficially own 850,853 shares or approximately 3.6% of the outstanding shares, including options for shares exercisable within 60 days. The Board has agreed that no stock options will be granted to non-employee directors until and unless a plan is submitted to, and approved by, stockholders of the Company. Mr. Geisenheimer will serve as acting CEO for no additional compensation. Other persons may also become participants on behalf of the Company. Such information and additional information on these individuals is more fully described in the Proxy Statement as may be supplemented from time to time.